EXHIBIT 10.1

SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT

THIS SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”), dated as of January 17, 2007, is by and among CPG INTERNATIONAL I INC. (f/k/a Compression Polymers Holding Corporation), a Delaware corporation (the “Borrower”), CPG INTERNATIONAL INC. (f/k/a Compression Polymer Holdings II Corporation), a Delaware corporation (the “Parent”), those Domestic Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto (collectively, with the Parent, the “Guarantors,” and each individually, a “Guarantor”), the lenders identified on the signature pages hereto as the Lenders (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement dated as of May 10, 2005 (as amended, modified, supplemented or restated from time to time, including by that First Amendment to Credit Agreement dated as of April 24, 2006, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, the legal names of certain of the Credit Parties were changed without complying with Section 5.14 of the Credit Agreement;

WHEREAS, a Credit Party or one of its Subsidiaries desires to acquire (the “Acquisition”) all of the issued and outstanding membership interests of Pro-Cell, LLC, an Alabama limited liability company (the “Acquired Company”), pursuant to a Unit Purchase Agreement, dated as of December 13, 2006, among the Borrower, Christopher Bardasian, Kevin Sloan and Larry Sloan (the “Unit Purchase Agreement”);

WHEREAS, the Borrower has requested an amendment and waiver to the Credit Agreement in order to waive the occurrence of certain Defaults described herein and permit the consummation of the Acquisition and the incurrence of certain Indebtedness incurred in connection therewith;

WHEREAS, Section 9.1 of the Credit Agreement permits certain defaults thereunder to be waived and the Credit Agreement to be amended from time to time with the written consent of the Required Lenders; and

WHEREAS, the Required Lenders have agreed to such an amendment and waiver, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

WAIVER

As of the Waiver Effective Date (as defined in Section 3.2) and subject to the satisfaction of the conditions set forth in Sections 3.1 and 3.2 hereof, the Required Lenders hereby waive any Default or Event of Default arising from the failure of certain of the Credit Parties to comply with Section 5.14 of the Credit Agreement (including as a result of any violation of any condition set forth in Section 4.2 of the Credit Agreement) in connection with (x) the legal name changes of (a) Compression Polymers Holdings II Corporation to CPG International Inc. on June 12, 2006; (b) Compression Polymers Holding Corporation to CPG International I Inc. on June 20, 2006; (c) Compression Polymers Corp. to Scranton Products Inc. on June 12, 2006; (d) Vycom Corp. to AZEK Building Products Inc. on November 10, 2006; (e) CPH Sub I Corporation to CPG Sub I Corporation on June 12, 2006; (f) CPH Sub II

Corporation to CPG Sub II Corporation on June 12, 2006; and (g) CPC Sub I Corporation to Sanatec Sub I Corporation on June 12, 2006 and (y) the change of the location of the Credit Parties’ chief executive office to 52 Glenmaura National Blvd., Suite 201, Moosic, Pennsylvania 18507; provided, however, that the mailing address will remain 801 Corey Street, Scranton, Pennsylvania 18505.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

As of the Amendment Effective Date (as defined in Section 3.3) and subject to the satisfaction of the conditions set forth in Sections 3.1 and 3.3 hereof, the Required Lenders hereby amend the following provisions of the Credit Agreement:

2.1          Clause (vi) of the definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement shall be replaced in its entirety with the following:

“(vi) the aggregate consideration (including, without limitation, equity consideration, earn outs or deferred compensation or non-competition arrangements and the amount of Indebtedness and other liabilities assumed by the Credit Parties and their Subsidiaries) paid by the Credit Parties and their Subsidiaries for all acquisitions made during the term of this Agreement (other than the acquisition by a Credit Party or any of its Subsidiaries of (a) Santana Holdings, Corp., a Delaware corporation, for aggregate consideration not to exceed $35,000,000 and (b) Pro-Cell, LLC, an Alabama limited liability company, for aggregate cash consideration not to exceed the Cash Purchase Price (as defined in the Unit Purchase Agreement)) shall not exceed $25,000,000 and”.

2.2           The following definitions in Section 1.1 of the Credit Agreement shall be replaced in their entirety with the following:

“Notes Agreements” shall mean any indenture, note purchase agreement or other agreement pursuant to which the Senior Floating Rate Notes and/or the Senior Notes, or any other notes issued under the Notes Documents with terms, taken as a whole, substantially the same in all material respects or more favorable to the Lenders than the terms of the Senior Floating Rate Notes and/or the Senior Notes, are issued as in effect on July 5, 2005 and thereafter amended from time to time subject to the requirements of this Agreement.”

“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding or (d) any payment or prepayment of principal of, premium (if any), or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt; provided that payment of the Cash Earn Out Consideration (if any), the Americhem Earn-Out Amount (if any) and the Tax Payment Consideration (if any) (each as defined in the Unit Purchase Agreement) shall not be deemed to be a Restricted Payment if the Senior Secured Leverage Ratio shall be less than or equal to 1.50 to 1 after giving pro forma effect to such payment.”

“Senior Notes” shall mean the Borrower’s 10 1/2% Senior Notes due 2013 issued pursuant to the Notes Agreements and any registered notes issued by the Borrower in exchange for, and as contemplated by, such notes with substantially identical terms as such notes.”

“Subordinated Debt” shall mean any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations and contains subordination and other terms acceptable to the Required Lenders and the obligations of any Credit Party in respect of the Cash Earn Out Consideration (if any), the Americhem Earn-Out Amount (if any) and the Tax Payment Consideration (if any) (each as defined in the Unit Purchase Agreement).”

2.3           The following definition shall be added to Section 1.1 of the Credit Agreement in alphabetical order:

““Unit Purchase Agreement” shall mean the Unit Purchase Agreement dated as of December 13, 2006 by and among the Borrower and Christopher Bardasian, Kevin Sloan and Larry Sloan.”

2.4	Section 6.1(d) of the Credit Agreement shall be replaced in its entirety with the following:
“(d)

Indebtedness of the Borrower and its Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of installation, construction or improvement of an asset, provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness shall not exceed $10,000,000 at any time outstanding;”

2.5           In the event that a Credit Party or one of its Subsidiaries elects to assume the variable rate taxable promissory notes in an aggregate principal amount of $3,300,000 (the “Variable Rate Notes”) in connection with the Acquisition, Section 6.1(m) of the Credit Agreement shall be replaced in its entirety with the following:

“(m)

additional Indebtedness (including Acquired Indebtedness) of the Parent and the Subsidiaries (i) in an aggregate principal amount not to exceed $30,000,000 from the issuance of Senior Floating Rate Notes in connection with and the proceeds thereof used for the acquisition by a Credit Party or one of its Subsidiaries of all of the issued and outstanding shares of capital stock of Santana Holdings, Corp., a Delaware corporation; (ii) in an aggregate principal amount not to exceed $30,000,000 from the issuance of additional Senior Floating Rate Notes (or such other securities acceptable to the Administrative Agent) in connection with and the proceeds thereof used for the acquisition by a Credit Party or one of its Subsidiaries of all of the issued and outstanding membership interests of Pro-Cell, LLC, an Alabama limited liability company; (iii) in an aggregate principal amount not to exceed $3,300,000 at any one time in the form of variable rate taxable promissory notes assumed in connection with such acquisition of Pro-Cell, LLC; and (iv) in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding.”

In the event that the Credit Party or one of its Subsidiaries elects not to assume the Variable Rate Notes in connection with the Acquisition, Section 6.1(m) of the Credit Agreement will be replaced in its entirety with the following:

“(m)

additional Indebtedness (including Acquired Indebtedness) of the Parent and the Subsidiaries (i) in an aggregate principal amount not to exceed $30,000,000 from the issuance of Senior Floating Rate Notes in connection with and the proceeds thereof used for the acquisition by a Credit Party or one of its Subsidiaries of all of the issued and outstanding shares of capital stock of Santana Holdings, Corp., a Delaware corporation; (ii) an aggregate principal amount not to exceed $33,300,000 from the issuance of additional Senior Floating Rate Notes (or such other securities acceptable to the Administrative Agent) and in connection with and the proceeds thereof used for the acquisition by a Credit Party or one of its Subsidiaries of all of the issued and outstanding membership interests of Pro-Cell, LLC, an Alabama limited liability company; and (iii) in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding.”

2.6	Section 6.4(xi) of the Credit Agreement shall be replaced in its entirety with the following:

“(xi) the sale by a Credit Party or any of its Subsidiaries of the Winfield Avenue Facility, located at 600 Sanders Street, Scranton, Pennsylvania 18505; and”

2.7	The following shall be added as Section 6.4(a)(xii) of the Credit Agreement:

“(xii) to the extent not otherwise permitted hereby and in addition to the other exceptions listed above, transactions during the term of this Agreement for which the Borrower or its Subsidiaries receive aggregate consideration of less than $3.0 million, in each case in the ordinary course of business,”

ARTICLE III

CONDITIONS TO EFFECTIVENESS

3.1	General Conditions.

Subject to Sections 3.2 and 3.3, the provisions of this Amendment shall become effective upon satisfaction of the following conditions:

(a)           Executed Amendment. Receipt of the Administrative Agent of a copy of this Amendment duly executed by each of the Credit Parties and the Required Lenders.

(b)           Representations and Warranties. The accuracy of the representations and warranties set forth in Section 4.2 hereof on each Effective Date (as defined in Section 3.3).

3.2	Waiver Conditions.

The provisions of Article I of this Amendment shall become effective on the date (the “Waiver Effective Date”) on which the Credit Parties shall have cured the Defaults described in Article I, including without limitation by complying with the covenants set forth in Section 5.14 of the Credit Agreement.

3.3	Amendment Conditions.

The provisions of Article II of this Amendment shall become effective upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent) (the “Amendment Effective Date,” and each of the Waiver Effective Date and the Amendment Effective Date, an “Effective Date”):

(a)           Resolutions. Receipt by the Administrative Agent of copies of resolutions of the Board of Directors of each of the Credit Parties approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the date hereof.

(b)           Collateral. The Acquired Company and its subsidiaries shall have provided the guarantees and pledged the assets required by Sections 5.10 and 5.12 of the Credit Agreement, respectively, to the extent compliance therewith is required upon consummation of the Acquisition; provided that, in the case the Variable Rate Notes are assumed by any Credit Party or any Subsidiary in connection with the Acquisition, the security interest of the Collateral Agent in the assets that secure the Variable Rate Notes shall be of second priority until such time as such assets are released from the security interest created by the Variable Rate Notes.

(c)           No Amendment of Unit Purchase Agreement; Consummation of Acquisition. The Unit Purchase Agreement shall not have been amended or modified in any material respect or any material condition therein waived without the prior written consent of the Administrative Agent. The Acquisition and all transactions relating thereto shall have been consummated (or shall be consummated concurrently with the effectiveness of this Amendment) in all material respects in accordance with the terms of the Unit Purchase Agreement and in compliance with Requirements of Law and regulatory approvals.

(d)           Expenses. The Administrative Agent and the Lenders shall have been reimbursed for all their reasonable and documented out-of-pocket costs and expenses (including without limitation the reasonable fees and disbursements of Cahill Gordon & Reindel LLP) incurred in connection with this Amendment and administration thereof.

ARTICLE IV

NAME CHANGE NOTIFICATION

Pursuant to Section 5.14 of the Credit Agreement, the Credit Parties hereby notify the Administrative Agent of the following name changes:

(a)	CPCapitol Acquisition Corp. will be changed to Santana Products Inc.,
(b)	CPG Sub II Corporation will be changed to Vycom Corp., and

(c)           VC Sub I Corporation will be changed to Procell Corporation after giving effect to the merger of Pro-Cell, LLC into VC Sub I Corporation, with VC Sub I Corporation as the surviving corporation.

ARTICLE V

MISCELLANEOUS

5.1           Amended Terms. All references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

5.2           Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)           It has full power and authority and the legal right to make, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment.

(b)           No Default or Event of Default has occurred and is continuing under the Credit Agreement (other than any such Defaults or Events of Default that are the subject of this Amendment).

(c)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)           No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by such Person of this Amendment, except for any filings required to be made with the Securities and Exchange Commission.

(e)           The representations and warranties made by the Credit Parties in the Credit Agreement are true and correct in all material respects (except for those representations and warranties that are already qualified by materiality, in which case such representations and warranties will be true and correct in all re spects as set forth therein) on and as of each Effective Date as if made on and as of each Effective Date, unless expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date.

5.3           Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Documents.

5.4          Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights or remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Credit Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Credit Parties to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Documents in similar or different circumstances.

5.5           Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

5.6          Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

5.7           Counterparts; Facsimile. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by facsimile shall be effective as an original and shall constitute a representation that an original will be delivered. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

5.8          General Release. In consideration of the Required Lenders entering into this Amendment, the Credit Parties hereby release the Administrative Agent, the Lenders, and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors (the “Lender Parties”) from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof; provided that the foregoing release will not apply to the extent that any action, claim, demand, damages or liability arises from the willful misconduct or gross negligence of any Lender Party.

5.9          GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF WHICH WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER STATE.

5.10         Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the Credit Parties and the Required Lenders have caused this Amendment to be duly executed on the date first above written.

BORROWER:	CPG INTERNATIONAL I INC.,
(f/k/a Compression Polymers Holding Corporation,)
a Delaware corporation
	By:	/s/ SCOTT HARRISON
	Name:	Scott Harrison
	Title:	Executive Vice President and Chief Financial Officer

PARENT:	CPG INTERNATIONAL INC.,
(f/k/a Compression Polymers Holdings II Corporation,)
a Delaware corporation
	By:	/s/ SCOTT HARRISON
	Name:	Scott Harrison
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	CPCAPITOL ACQUISITION CORP.,
a Delaware corporation

	By:	/s/ SCOTT HARRISON
	Name:	Scott Harrison
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	SCRANTON PRODUCTS INC.
(f/k/a Compression Polymers Corp.,)
a Delaware corporation

	By:	/s/ SCOTT HARRISON
	Name:	Scott Harrison
	Title:	Executive Vice President and Chief Financial Officer

AZEK BUILDING PRODUCTS INC.
(f/k/a Vycom Corp.,)
a Delaware corporation

By:	/s/ SCOTT HARRISON
Name:	Scott Harrison
Title:	Executive Vice President and Chief Financial Officer

CPG SUB I CORPORATION,
(f/k/a CPH Sub I Corporation)
a Delaware corporation

By:	/s/ SCOTT HARRISON
Name:	Scott Harrison
Title:	Executive Vice President and Chief Financial Officer

CPG SUB II CORPORATION,
(f/k/a CPH Sub II Corporation)
a Delaware corporation

By:	/s/ SCOTT HARRISON
Name:	Scott Harrison
Title:	Executive Vice President and Chief Financial Officer

SANATEC SUB I CORPORATION,
(f/k/a CPC Sub I Corporation)
a Delaware corporation

By:	/s/ SCOTT HARRISON
Name:	Scott Harrison
Title:	Executive Vice President and Chief Financial Officer

VC SUB I CORPORATION,
a Delaware corporation

By:	/s/ SCOTT HARRISON
Name:	Scott Harrison
Title:	Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT	WACHOVIA BANK, NATIONAL
AND LENDER:	ASSOCIATION, as Administrative Agent and
as a Lender

	By:	/s/ ANDREA CHEN
	Name:	Andrea Chen
	Title:	Vice President

LENDER:	GENERAL ELECTRIC CAPITAL CORPORATION,
ASSOCIATION, as Administrative Agent and
as a Lender

	By:	/s/ DANIEL D. MCCREADY
	Name:	Daniel D. McCready
	Title:	Managing Director